EXHIBIT 35.2

Morningstar Credit Ratings, LLC
March 14, 2013	410 Horsham Road, Suite A
Horsham, Pennsylvania 19044
Wells Fargo Commercial Mortgage Services	Attn: CMBS Surveillance
550 S. Tryon Street, 14th Floor
Charlotte, NC 28202	Pentalpha Surveillance LLC
Attn: Jeff Filer	375 N. French Road, Suite 100
Amherst, New York 14228
GS Mortgage Securities Corporation II	Attn: Don Simon
200 West Street
New York, NY 10282	Torchlight Investors, LLC
Attn: Leah Nivison	230 Park Avenue 12th Floor
New York, NY 10169
Fitch Ratings	Attn: Bill Stasiulatis
One State Street Plaza, 31st Floor
New York, NY 10004	Deutsche Bank National Trust Company
Attn: Commercial Mortgage Surveillance	1761 East St. Andrew Plaza
Santa Ana, California 92705
Moody’s Investors Service, Inc.	Attn: Karlene Benvenuto
7 World Trade Center
250 Greenwich Street	Citi- Agency & Trust 14th Floor
New York, NY 10007	388 Greenwich Street
New York, NY 10013
Attn: Cirino Emanuele

Re:	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2011-GC5

Dear Sir or Madam:

This Officer’s Certificate is provided to you by Torchlight Loan Services, LLC (“Torchlight”), pursuant to Section 10.08 of that certain Pooling and Servicing Agreement (“PSA”) dated as of October 1, 2011 relative to the above referenced securitization for which Torchlight acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officer, on behalf of Torchlight, hereby informs you that (i) a review of the activities of the Special Servicer during the preceding calendar year and of its performance under this Agreement, has been made under such officer’s supervision, (ii) to the best of such officer’s knowledge, based on such review, the Special Servicer has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year, and (iii) the Special Servicer has received no notice regarding the qualification, or challenging the status, of any Trust REMIC as a REMIC from the IRS or any other governmental agency or body.

230 Park Avenue New York, New York 10169
T	212.883.2698 F 212.883.2998
E	saltman@torchlightinvestors.com
www.torchlightinvestors.com

Sincerely,

Torchlight Loan Services, LLC
A Delaware limited liability company,

By:	/s/ Steven P. Altman
Steven P. Altman
Authorized Signatory

230 Park Avenue New York, New York 10169
T	212.883.2698 F 212.883.2998
E	saltman@torchlightinvestors.com
www.torchlightinvestors.com